HUDSON PACIFIC PROPERTIES, INC.
FOURTH QUARTER 2011
Supplemental Operating and Financial Data

This Supplemental Operating and Financial Data contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ materially from those expressed in any forward-looking statement made by us. These risks and uncertainties include, but are not limited to: adverse economic and real estate developments in Southern and Northern California; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount of insurance; inability to successfully expand into new markets or submarkets; risks associated with property development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; the consequences of any possible future terrorist attacks; and other risks and uncertainties detailed in our Prospectus filed with the Securities and Exchange Commission on April 27, 2011. You are cautioned that the information contained herein speaks only as of the date hereof and Hudson Pacific Properties, Inc. assumes no obligation to update any forward-looking information, whether as a result of new information, future events or otherwise. For a discussion of important risks related to Hudson Pacific Properties, Inc.'s business, and an investment in its securities, including risks that could cause actual results and events to differ materially from results and events referred to in the forward-looking information, see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.'s Prospectus dated April 27, 2011. In light of these risks and uncertainties, any forward-looking events described herein or in Hudson Pacific Properties, Inc.'s March 2012 conference call may not occur.

Hudson Pacific Properties, Inc.
Fourth Quarter 2011 Supplemental Operating and Financial Data

Hudson Pacific Properties, Inc.
Fourth Quarter 2011 Supplemental Operating and Financial Data

COMPANY BACKGROUND

CORPORATE 11601 Wilshire Boulevard, Suite 1600, Los Angeles, California 90025 (310) 445-5700
BOARD OF DIRECTORS

Victor J. Coleman	Theodore R. Antenucci	Jonathan M. Glaser
Chairman of the Board and Chief Executive Officer, Hudson Pacific Properties, Inc.	President and Chief Executive Officer, Catellus Development Corporation	Managing Member, JMG Capital Management LLC

Richard B. Fried	Mark D. Linehan	Robert M. Moran, Jr.
Managing Member, Farallon Capital Management, L.L.C.	President and Chief Executive Officer, Wynmark Company	Co-founder and Co-owner, FJM Investments LLC

Barry A. Porter	Patrick Whitesell	Howard S. Stern
Managing General Partner, Clarity Partners L.P.	Co-Chief Executive, WME Entertainment	President, Hudson Pacific Properties, Inc.

EXECUTIVE AND SENIOR MANAGEMENT

Victor J. Coleman	Howard S. Stern	Mark T. Lammas
Chief Executive Officer	President	Chief Financial Officer

Christopher Barton	Dale Shimoda	Alexander Vouvalides
EVP, Operations and Development	EVP, Finance	SVP, Acquisitions

Harout Diramerian	Kay Tidwell	Elva Hernandez
Chief Accounting Officer	EVP, General Counsel	Operational Controller
INVESTOR RELATIONS
Addo Communications Andrew Blazier (310) 829-5400 Email Contact: andrewb@addocommunications.com Please visit our corporate Web site at: www.hudsonpacificproperties.com

Hudson Pacific Properties, Inc.
Fourth Quarter 2011 Supplemental Operating and Financial Data

CORPORATE DATA
(unaudited, $ in thousands, except per share data)
Hudson Pacific Properties, Inc. (NYSE: HPP) (also referred to herein as the “Company,” “we,” “us,” or “our”) is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties in select growth markets primarily in Northern and Southern California. Our investment strategy is focused on high barrier-to-entry, in-fill locations with favorable, long-term supply demand characteristics. These markets include Los Angeles, Orange County, San Diego, San Francisco, Silicon Valley and the East Bay, which we refer to as our target markets.

This Supplemental Operating and Financial Data supplements the information provided in our reports filed with the Securities and Exchange Commission. We maintain a Web site at www.hudsonpacificproperties.com.

Number of office properties owned	15
Office properties square feet (in thousands)	3,575
Office properties leased rate as of December 31, 2011(1)	91.0%
Office properties occupied rate as of December 31, 2011(1) (2)	88.6%

Number of media & entertainment properties owned	2
Media & entertainment square feet (in thousands)	878
Media & entertainment occupied rate as of December 31, 2011(3)	70.1%

Number of land assets owned	4
Land assets square feet (in thousands)(4)	1,447

Market capitalization (in thousands):
Total debt(5)	$397,906
Series A Preferred Units	12,475
Series B Preferred Stock	87,500
Common equity capitalization(6)	516,157
Total market capitalization	$1,014,038
Debt/total market capitalization	39.2%
Series A preferred units & debt/total market capitalization	40.5%
Common stock data (NYSE:HPP):
Range of closing prices(7)	$ 10.85 - 14.16
Closing price at quarter end	$14.16
Weighted average fully diluted shares\units outstanding (in thousands)(8)	36,195
Shares of common stock\units outstanding on December 31, 2011 (in thousands)(9)	36,452
__________________________

(1)
Office properties leased rate and occupied rate includes properties acquired in third quarter 2011, including the approximately 50,000 square-foot vacant 275 Brannan property, which the Company is in the process of renovating in anticipation of re-tenanting. Excluding 275 Brannan, the office properties leased rate and occupied rate was 92.3% and 89.9%, respectively.

(2)	Represents percent leased less signed leases not yet commenced.

(3)	Percent occupied for media and entertainment properties is the average percent occupied for the 12 months ended December 31, 2011.

(4)	Square footage for land assets represents management's estimate of developable square feet, the majority of which remains subject to receipt of entitlement approvals that have not yet been obtained.

(5)	Total debt excludes non-cash loan premium/discount.

(6)
Common equity capitalization represents the shares of common stock (including unvested restricted shares) and OP units outstanding multiplied by the closing price of our stock at the end of the period.

(7)	For the quarter ended December 31, 2011.

(8)
For the quarter ended December 31, 2011. Diluted shares represent ownership in our company through shares of common stock, OP Units and other convertible instruments. Diluted shares do not include shares issuable upon exchange of our series A preferred units, which do not become exchangeable until June 29, 2013.

(9)
This amount represents fully diluted common shares and OP units (including unvested restricted shares) at December 31, 2011, and does not include shares issuable upon exchange of our series A preferred units, which do not become exchangeable until June 29, 2013.

CONSOLIDATED FINANCIAL RESULTS

Hudson Pacific Properties, Inc.
Fourth Quarter 2011 Supplemental Operating and Financial Data

Consolidated Balance Sheets
(Unaudited, in thousands, except share data)

	December 31, 2011	December 31, 2010
ASSETS
Total investment in real estate, net	$1,007,175	$837,622
Cash and cash equivalents	13,705	48,875
Restricted cash	9,521	4,121
Accounts receivable, net	8,963	4,478
Straight-line rent receivables	10,801	6,703
Deferred leasing costs and lease intangibles, net	84,131	86,385
Deferred finance costs, net	5,079	3,211
Interest rate contracts	164	—
Goodwill	8,754	8,754
Prepaid expenses and other assets	4,498	4,416
TOTAL ASSETS	$1,152,791	$1,004,565

LIABILITIES AND EQUITY
Notes payable	$399,871	$342,060
Accounts payable and accrued liabilities	12,469	11,507
Below-market leases	22,861	20,983
Security deposits	5,651	5,052
Prepaid rent	10,795	10,559
Interest rate contracts	—	71
TOTAL LIABILITIES	451,647	390,232

6.25% series A cumulative redeemable preferred units of the Operating Partnership	12,475	12,475
Redeemable non-controlling interest in consolidated real estate entity	—	40,328

EQUITY
Hudson Pacific Properties, Inc. stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 authorized; 8.375% series B cumulative redeemable preferred stock, $25.00 liquidation preference, 3,500,000 shares outstanding at December 31, 2011 and December 31, 2010, respectively	87,500	87,500
Common Stock, $0.01 par value 490,000,000 authorized, 33,840,854 outstanding at December 31, 2011 and 22,436,950 outstanding at December 31, 2010, respectively	338	224
Additional paid-in capital	552,043	411,598
Accumulated other comprehensive (deficit) income	(883)	6
Accumulated deficit	(13,685)	(3,482)
Total Hudson Pacific Properties, Inc. stockholders’ equity	625,313	495,846
Non-controlling common units in the Operating Partnership	63,356	65,684
TOTAL EQUITY	688,669	561,530
TOTAL LIABILITIES AND EQUITY	$1,152,791	$1,004,565

Hudson Pacific Properties, Inc.
Fourth Quarter 2011 Supplemental Operating and Financial Data

Consolidated Statements of Operations (Unaudited, in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,

	2011	2010	2011	2010
Revenues
Office
Rental	$21,058	$9,461	$75,343	$22,247
Tenant recoveries	5,979	1,538	22,102	3,115
Parking and other	1,766	678	7,763	1,141
Total office revenues	28,803	11,677	105,208	26,503
Media & entertainment
Rental	5,357	5,478	21,617	20,931
Tenant recoveries	278	392	1,539	1,571
Other property-related revenue	2,546	3,401	13,638	11,397
Other	76	142	187	238
Total media & entertainment revenues	8,257	9,413	36,981	34,137
Total revenues	37,060	21,090	142,189	60,640

Operating expenses
Office operating expenses	12,147	4,562	44,740	10,212
Media & entertainment operating expenses	5,373	4,621	22,446	19,815
General and administrative	3,986	2,114	13,038	4,493
Depreciation and amortization	11,637	5,927	44,660	15,912
Total operating expenses	33,143	17,224	124,884	50,432

Income from operations	3,917	3,866	17,305	10,208
Other expense (income)
Interest expense	4,235	2,635	17,480	8,831
Interest income	(6)	(22)	(73)	(59)
Unrealized (gain) on interest rate contracts	—	—	—	(347)
Acquisition-related expenses	932	1,584	1,693	4,273
Other expenses (income)	74	200	443	192
	5,235	4,397	19,543	12,890

Net (loss) income	$(1,318)	$(531)	$(2,238)	$(2,682)

Less: Net income attributable to preferred stock and units	(2,027)	(622)	(8,108)	(817)
Less: Net income attributable to restricted shares	(54)	(25)	(231)	(50)
Less: Net loss (income) attributable to non-controlling interest in consolidated real estate entities	—	(148)	(803)	(119)
Add: Net loss attributable to common units in the Operating Partnership	248	141	946	418
Net loss attributable to Hudson Pacific Properties, Inc. shareholders’ / controlling members’ equity	$(3,151)	$(1,185)	$(10,434)	$(3,250)
Net loss attributable to shareholders’ per share - basic and diluted	$(0.10)	$(0.05)	$(0.35)	$—
Weighted average shares of common stock outstanding - basic and diluted	33,150,491	21,946,508	29,392,920	—
Dividends declared per common share	$0.125	$0.095	$0.500	0.1921

Hudson Pacific Properties, Inc.
Fourth Quarter 2011 Supplemental Operating and Financial Data

FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended
	2011	2010	December 31, 2011
Funds From Operations (FFO) (1)
Net (loss) income	$(1,318)	$(531)	$(2,238)
Adjustments:
Depreciation and amortization of real estate assets	11,637	5,927	44,660
Less: Income attributable to restricted stock	(110)	—	(494)
Less: Net loss (income) attributable to non-controlling interest in consolidated real estate entities	—	(148)	(803)
Less: Net income attributable to preferred stock and units	(2,027)	(622)	(8,108)
FFO to common shareholders and unit holders	$8,182	$4,626	$33,017
Specified items impacting FFO:
Acquisition-related expenses	$932	$1,584	$1,693
Property tax savings	—	(1,089)	—
FFO (after specified items) to common shareholders and unit holders	$9,114	$5,121	$34,710

Weighted average common shares/units outstanding - diluted	$35,762	$24,823	$32,004
FFO per common share/unit - diluted	$0.23	$0.19	$1.03
FFO (after specified items) per common share/unit - diluted	$0.25	$0.21	$1.08

Adjusted Funds From Operations (AFFO) (1)
FFO	$8,182	$4,626	$33,017
Adjustments:
Straight-line rent	(1,851)	(964)	(4,098)
Amortization of prepaid rent (2)	288	251	1,130
Amortization of above market and below market leases, net	(284)	123	(649)
Amortization of below market ground lease	62	47	266
Amortization of lease buy-out costs	23	31	407
Amortization of deferred financing costs and loan premium/discount, net	275	314	1,022
Recurring capital expenditures, tenant improvements and lease commissions	(2,683)	(167)	(6,958)
Non-cash compensation expense	656	389	2,660
AFFO	$4,668	$4,650	$26,797

Dividends paid to common stock and unit holders	$4,523	$2,358	$12,179
AFFO payout ratio	96.9%	50.7%	45.4%

______________________________

(1)	See page 18 for Management Statements on Funds From Operations (FFO) and Adjusted Funds From Operations (AFFO).

(2)
Represents the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment.

Hudson Pacific Properties, Inc.
Fourth Quarter 2011 Supplemental Operating and Financial Data

DEBT SUMMARY
(In thousands)

The following table sets forth information with respect to our outstanding indebtedness as of December 31, 2011.

			Annual			Balance at
Debt	Outstanding	Interest Rate (1)	Debt Service (1)	Maturity Date		Maturity
Secured Revolving Credit Facility (2)	$121,000	LIBOR+2.50% to 3.25%	$—	6/29/2013		$—
Mortgage loan secured by 625 Second Street (3)	33,700	5.85%	1,999	2/1/2014		33,700
Mortgage loan secured by 6922 Hollywood Boulevard (4)	42,174	5.58%	3,230	1/1/2015		39,422
Mortgage loan secured by Sunset Gower/Sunset Bronson (5)	92,000	LIBOR+3.50%	—	2/11/2016		89,681
Mortgage loan secured by Rincon Center (6)	109,032	5.13%	7,195	5/1/2018	99,719	97,673
Subtotal	$397,906
Unamortized loan premium, net (7)	1,965
Total	$399,871

______________________________

(1)
Interest rate with respect to indebtedness is calculated on the basis of a 360-day year for the actual days elapsed, excluding the amortization of loan fees and costs. Annual debt service excludes debt that remains at variable rates.

(2)
We entered into a $200.0 million secured revolving credit facility with a group of lenders for which an affiliate of Barclays Capital Inc. acts as administrative agent and joint lead arranger and affiliates of Merrill Lynch, Pierce, Fenner & Smith Incorporated act as syndication agent and joint lead arranger. Until it was amended on April 4, 2011, the facility bore interest at a rate per annum equal to LIBOR plus 325 basis points to 400 basis points, depending on our leverage ratio, provided that LIBOR was subject to a floor of 1.50%. The secured revolving credit facility contains an accordion feature that allows us to increase the availability by $50.0 million, to $250.0 million, under specified circumstances. On April 4, 2011, we amended our $200.0 million secured revolving credit facility. As a result of the amendment, the secured revolving credit facility now bears interest at a rate per annum equal to LIBOR plus 250 basis points to 325 basis points (down from 325 basis points to 400 basis points), depending on our leverage ratio, and is no longer subject to a LIBOR floor of 1.50%. The secured revolving credit facility continues to include an accordion feature that allows us to increase the availability by $50.0 million, to $250.0 million, under specified circumstances. The annual fee charged against the unused portion of the facility has also been reduced to 40 basis points (down from 50 basis points).

(3)	This loan was assumed on September 1, 2011 in connection with the closing of our acquisition of 625 Second Street property.

(4)	This loan was assumed on November 22, 2011 in connection with the closing of our acquisition of the 6922 Hollywood Boulevard property.

(5)
On February 11, 2011, we closed a five-year term loan totaling $92.0 million with Wells Fargo Bank, N.A., secured by our Sunset Gower and Sunset Bronson media and entertainment properties. The loan bears interest at a rate equal to one-month LIBOR plus 3.50%. $37.0 million of the loan was subject to an interest rate contract, which swaps one-month LIBOR to a fixed rate of 0.75% through April 30, 2011. On March 16, 2011, we purchased an interest rate cap in order to cap one-month LIBOR at 3.715% with respect to $50.0 million of the loan through its maturity on February 11, 2016. On January 11, 2012 we purchased an interest rate cap in order to cap one-month LIBOR at 2.00% with respect to $42.0 million of the loan through its maturity on February 11, 2016. Proceeds from the loan were used to fully refinance a $37.0 million mortgage loan secured by our Sunset Bronson property that was scheduled to mature on April 30, 2011. Until its repayment on February 11, 2011, the $37.0 million mortgage loan secured by our Sunset Bronson property incurred interest at a rate of one-month LIBOR plus 3.65% and was subject to the same interest rate contract swapping one-month LIBOR to a fixed rate of 0.75% described earlier.

(6)
On April 29, 2011, we closed a seven-year term loan totaling $110.0 million with JPMorgan Chase Bank, National Association, secured by our Rincon Center property. The loan bears interest at a fixed annual rate of 5.134%. The loan fully refinanced the prior $106.0 million project loan on the property that was scheduled to mature on July 1, 2011.

(7)	Represents unamortized amount of the non-cash mark-to-market adjustment on debt associated with the 625 Second Street and 6922 Hollywood Boulevard properties.

PORTFOLIO DATA

Hudson Pacific Properties, Inc.
Fourth Quarter 2011 Supplemental Operating and Financial Data

OFFICE PORTFOLIO SUMMARY, OCCUPANCY, AND IN-PLACE RENTS

					Annualized Base Rent Per Leased Square Foot (4)	Monthly Rent Per Leased Square Foot

		Percent of Total	Percent Occupied (2)	Annualized Base Rent (3)
County	Square Feet (1)
San Francisco
Rincon Center	580,850	16.2%	84.9%	$18,745,119	$38.00	$3.17
1455 Market Street	1,012,012	28.3%	92.1%	12,597,438	13.52	1.13
875 Howard Street	286,270	8.0%	87.4%	4,823,115	19.28	1.61
222 Kearny Street	148,797	4.2%	89.0%	4,721,108	35.66	2.97
625 Second Street	136,906	3.8%	100.0%	5,205,838	38.02	3.17
275 Brannan Street	51,710	1.4%	—%	—	—	—
Subtotal	2,216,545	62.0%	87.7%	$46,092,619	$23.70	$1.98

Los Angeles
First Financial	222,423	6.2%	84.2%	$6,299,258	$33.62	$2.80
Technicolor Building	114,958	3.2%	100.0%	4,246,778	36.94	3.08
Del Amo Office Building	113,000	3.2%	100.0%	3,069,070	27.16	2.26
9300 Wilshire	61,224	1.7%	93.5%	2,383,360	41.63	3.47
10950 Washington	158,873	4.4%	100.0%	4,514,061	28.41	2.37
604 Arizona	44,260	1.2%	100.0%	1,617,172	36.54	3.04
6922 Hollywood	205,523	5.7%	92.1%	7,467,130	39.43	3.29
Subtotal	920,261	25.7%	94.0%	$29,596,829	$34.21	$2.85

Orange
City Plaza	333,922	9.3%	77.9%	$6,326,014	$24.31	$2.03
Subtotal	333,922	9.3%	77.9%	$6,326,014	$24.31	$2.03

San Diego
Tierrasanta	104,234	2.9%	92.0%	$1,515,713	$15.80	$1.32
Subtotal	104,234	2.9%	92.0%	$1,515,713	$15.80	$1.32

TOTAL	3,574,962	100.0%	88.6%	$83,531,175	$26.38	$2.20
______________________________

(1)
Square footage for office properties has been determined by management based upon estimated leasable square feet, which may be less or more than the Building Owners and Managers Association, or BOMA, rentable area. Square footage may change over time due to remeasurement or releasing.

(2)	Percent occupied for office properties is calculated as (i) square footage under commenced leases as of December 31, 2011, divided by (ii) total square feet, expressed as a percentage.

(3)
Rent data for our office properties is presented on an annualized basis. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended December 31, 2011, by (ii) 12.

(4)	Annualized base rent per leased square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under lease as of December 31, 2011.

Hudson Pacific Properties, Inc.
Fourth Quarter 2011 Supplemental Operating and Financial Data

MEDIA & ENTERTAINMENT PORTFOLIO SUMMARY, OCCUPANCY, AND IN-PLACE RENTS

Property	Square Feet (1)	Percent of Total	Percent Occupied (2)	Annual Base Rent (3)	Annual Base Rent Per Leased Square Foot (4)

Sunset Gower	544,602	63.4%	66.6%	$11,203,641	$30.88

Sunset Bronson	313,723	36.6%	76.3%	9,755,321	40.77

	858,325	100.0%	70.1%	$20,958,962	$34.81

______________________________

(1)
Square footage for media and entertainment properties has been determined by management based upon estimated average leasable square feet, which may be less or more than the BOMA rentable area. Square footage, which reflects the weighted average over the preceding 12 months, may change over time due to remeasurement, releasing, development, or acquisition. On December 16, 2011 we acquired 20,261 square feet of office property located at 6050 Sunset and 1445 Beechwood, ancillary to our Sunset Gower property. Those acquisitions are reflected in the square footage for Sunset Gower as of December 16, 2011 on a weighted average basis. As of December 31, 2011, the square footage for Sunset Gower and Sunset Bronson totaled 878,196 square feet, including those acquisitions.

(2)	Percent occupied for media and entertainment properties is the average percent occupied for the 12 months ended December 31, 2011.

(3)	Annual base rent for media and entertainment properties reflects actual base rent for the 12 months ended December 31, 2011, excluding tenant reimbursements.

(4)
Annual base rent per leased square foot for the media and entertainment properties is calculated as (i) annual base rent divided by (ii) the average square footage under lease for the 12 months ended December 31, 2011.

Hudson Pacific Properties, Inc.
Fourth Quarter 2011 Supplemental Operating and Financial Data

TEN LARGEST OFFICE TENANTS

Tenant	Number of Leases	Number of Properties	Lease Expiration (1)	Total Leased Square Feet	Percent of Rentable Square Feet		Annualized Base Rent (2)		Percent of Annualized Base Rent
Bank of America (3)	1	1	Various	832,549	23.3%		$9,135,780		10.9%
AIG	1	1	7/31/2017	166,757	4.7%		6,894,564		8.3%
AT&T	1	1	8/31/2013	155,964	4.4%		5,850,333		7.0%
Fox Interactive Media, Inc.	1	1	3/31/2017	104,897	2.9%		4,384,484		5.2%
Technicolor Creative Services USA, Inc.	1	1	5/31/2020	114,958	3.2%		4,246,778		5.1%
GSA - U.S. Corps of Engineers	1	1	2/19/2017	89,995	2.5%		3,260,240		3.9%
NFL Enterprises	1	1	3/31/2015	104,589	2.9%		3,193,160		3.8%
Kondaur Capital Corp.	1	1	3/31/2013	125,208	3.5%		3,095,142		3.7%
Saatchi & Saatchi North America, Inc.	1	1	12/31/2019	113,000	3.2%		3,069,070		3.7%
Trailer Park, Inc.	1	1	9/30/2018	72,101	2.0%		2,712,987		3.2%
Total	10	10		1,880,018	52.6%	1,788,380	$45,842,538	0.571	54.8%

______________________________

(1)	The Bank of America, GSA - U.S. Corps of Engineers, and Saatchi & Saatchi North America, Inc. leases are subject to early termination prior to expiration at the option of the tenant.

(2)
Annualized base rent is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended December 31, 2011, by (ii) 12. Annualized base rent does not reflect tenant reimbursements.

(3)
Bank of America lease early termination rights by square footage: (1) 38,894 square feet at or around September 30, 2012, subject to satisfaction of certain conditions associated with the lease to MTA; (2) 50,948 square feet at December 31, 2012; (3) 197,628 square feet at December 31, 2013; (4) 331,197 square feet at December 31, 2015; and (5) 213,882 square feet at December 31, 2017.

Hudson Pacific Properties, Inc.
Fourth Quarter 2011 Supplemental Operating and Financial Data

OFFICE PORTFOLIO LEASING ACTIVITY

Total Gross Leasing Activity
Rentable square feet	104,849
Number of leases	17

Gross New Leasing Activity
Rentable square feet	74,678
New cash rate	$29.72
Number of leases	8

Gross Renewal Leasing Activity
Rentable square feet	30,171
Renewal cash rate	$29.88
Number of leases	9

Net Absorption
Leased rentable square feet	60,775

Cash Rent Growth (1)
Expiring Rate	$26.56
New/Renewal Rate	$30.30
Change	14.1%

Straight-Line Rent Growth (2)
Expiring Rate	$25.76
New/Renewal Rate	$32.43
Change	25.9%

Weighted Average Lease Terms
New (in months)	116
Renewal (in months)	65

Tenant Improvements and Leasing Commissions (3)	Total Lease Transaction Costs Per Square Foot	Annual Lease Transaction Costs Per Square Foot
New leases	$58.68	$6.09
Renewal leases	$20.32	$3.75
Blended	$47.64	$5.66
______________________________

(1)
Represents a comparison between initial stabilized cash rents on new and renewal leases as compared to the expiring cash rents in the same space. New leases are only included if the same space was leased within the previous 12 months.

(2)
Represents a comparison between initial straight-line rents on new and renewal leases as compared to the straight-line rents on expiring leases in the same space. New leases are only included if the same space was leased within the previous 12 months.

(3)	Represents per square foot weighted average lease transaction costs based on the lease executed in the current quarter in our properties.

Hudson Pacific Properties, Inc.
Fourth Quarter 2011 Supplemental Operating and Financial Data

OFFICE LEASE EXPIRATIONS - ANNUAL

Year of Lease Expiration	Square Footage of Expiring Leases	Percent of Office Portfolio Square Feet	Annualized Base Rent (1)	Percentage of Office Portfolio Annualized Base Rent	Annualized Base Rent Per Leased Square Foot (2)	Annualized Base Rent Per Lease Square Foot at Expiration (3)
Available	321,387	9.0%	$—	—	$—	$—
2011	5,781	0.2%	223,797	0.3%	38.71	38.71
2012	244,625	6.8%	6,043,271	7.0%	24.70	24.83
2013	727,942	20.3%	17,882,598	20.7%	24.57	25.76
2014	157,608	4.4%	5,134,741	5.9%	32.58	34.48
2015	477,556	13.4%	7,884,147	9.1%	16.51	18.64
2016	235,298	6.6%	6,899,184	8.0%	29.32	32.98
2017	724,510	20.2%	21,499,047	24.9%	29.67	31.73
2018	133,938	3.7%	4,518,623	5.2%	33.74	39.73
2019	195,869	5.5%	5,679,715	6.6%	29.00	33.87
2020	211,000	5.9%	6,882,126	8.0%	32.62	46.13
Thereafter	31,577	0.9%	883,925	1.0%	27.99	39.36
Building management use	20,241	0.6%	—	—%	—	—
Signed leases not commenced	87,630	2.5%	2,787,729	3.2%	31.81	46.00
Total/Weighted Average	3,574,962	100.0%	$86,318,903	100.0%	$26.53	$27.16

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(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended December 31, 2011, by (ii) 12.

(2)	Annualized base rent per leased square foot for the office properties is calculated as (i) annualized base rent divided by (ii) square footage under lease as of December 31, 2011.

(3)
Annualized base rent per leased square foot at expiration for the office properties is calculated as (i) annualized base rent at expiration divided by (ii) square footage under lease as of December 31, 2011.

Hudson Pacific Properties, Inc.
Fourth Quarter 2011 Supplemental Operating and Financial Data

QUARTERLY OFFICE LEASE EXPIRATIONS - NEXT FOUR QUARTERS (1)

	Q1 2012		Q2 2012		Q3 2012			Q4 2012
County	Expiring SF	Rent per SF	Expiring SF	Rent per SF	Expiring SF	Rent per SF		Expiring SF	Rent per SF
San Francisco
Rincon Center	2,353	$34.22	571	$89.74	35,452	$47.21		989	$66.95
1455 Market Street	—	—	—	—	41,421	1.09	(2)	50,948	12.00
875 Howard Street	—	—	—	—	—	—		—	—
222 Kearny Street	—	—	2,092	29.50	4,330	53.45		1,827	47.27
625 Second Street	2,817	23.00	—	—	—	—		—	—
275 Brannan Street	—	—	—	—	—	—		—	—
Subtotal	5,170	$28.11	2,663	$42.42	132,051	$19.40		2,816	$54.18

Los Angeles
First Financial	7,918	$29.95	2,210	$29.88	—	$—		1,348	$31.83
Technicolor Building	—	—	—	—	—	—		—	—
Del Amo Office Building	—	—	—	—	—	—		—	—
9300 Wilshire	1,922	41.84	—	—	—	—		—	—
10950 Washington	425	31.06	—	—	—	—		—	—
604 Arizona	—	—	—	—	44,260	36.54		—	—
6922 Hollywood	—	—	—	—	2,222	38.56		—	—
Subtotal	10,265	$32.22	2,210	$29.88	46,482	$36.63		1,348	$31.83

Orange
City Plaza	—	$—	8,618	$23.48	11,937	$26.90		—	$—
Subtotal	—	$—	8,618	$23.48	11,937	$26.90		—	$—

San Diego
Tierrasanta	6,133	$11.21	—	$—	14,932	$22.52		—	$—
Subtotal	6,133	$11.21	—	$—	14,932	$22.52		—	$—

TOTAL	21,568	$25.26	13,491	$28.27	205,402	$22.40		4,164	$46.94
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(1)
Rent data for our office properties is presented on an annualized basis without regard to cancellation options. Annualized base rent for office properties is calculated by multiplying (i) base rental payments (defined as cash base rents (before abatements)) for the month ended December 31, 2011, by (ii) 12.

(2)	Reflects abated rent on 38,894 square feet with Bank of America during decommissioning process pending lease commencement with the MTA.

Hudson Pacific Properties, Inc.
Fourth Quarter 2011 Supplemental Operating and Financial Data

OFFICE PORTFOLIO DIVERSIFICATION

	Total	Annualized Rent as
Industry	Square Feet (1)	of Percent of Total
Business Services	79,109	2.8%
Educational	120,396	4.1%
Financial Services	1,089,807	19.5%
Insurance	180,964	8.6%
Legal	144,186	5.1%
Media & Entertainment	460,891	18.5%
Other	91,247	1.9%
Real Estate	63,320	2.6%
Retail	201,464	6.4%
Technology	463,697	19.8%
Advertising	115,735	3.8%
Government	125,447	5.9%
Healthcare	29,682	1.2%
Total	3,165,945	100.0%

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(1)	Does not include signed leases not commenced.

Hudson Pacific Properties, Inc.
Fourth Quarter 2011 Supplemental Operating and Financial Data

DEFINITIONS

Funds From Operations (FFO): We calculate funds from operations before non-controlling interest (FFO) in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT). FFO represents net income (loss), computed in accordance with accounting principles generally accepted in the United States of America (GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate depreciation and amortization (excluding amortization of above (below) market rents for acquisition properties and amortization of deferred financing costs and debt discounts/premiums) and after adjustments for unconsolidated partnerships and joint ventures. We use FFO as a supplemental performance measure because, in excluding real estate depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that results from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other REITs' FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends. FFO should not be used as a supplement to or substitute for cash flow from operating activities computed in accordance with GAAP.

Adjusted Funds From Operations (AFFO): Adjusted Funds From Operations (AFFO) is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO the non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures, tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of straight-line rents, amortization of lease buy-out costs, and amortization of above/below market lease intangible assets and liabilities and amortization of loan discounts/premiums. We also add to FFO the difference between rental revenue recognize in accordance with accounting principles generally accepted in the United States (GAAP) based on the amortization of the prepaid rent liability relating to the KTLA lease at our Sunset Bronson property compared to scheduled cash rents received in connection with such prepayment. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.